Exhibit 99.1

PRESS RELEASE

FTAI Aviation Ltd. Reports Third Quarter 2024 Results, Declares Dividend of $0.30 per Ordinary Share

NEW YORK, October 30, 2024 (GLOBE NEWSWIRE) – FTAI Aviation Ltd. (NASDAQ: FTAI) (the “Company” or “FTAI”) today reported financial results for the third quarter 2024. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results	Q3’24
Net Income Attributable to Shareholders	$78,147
Basic Earnings per Ordinary Share	$0.76
Diluted Earnings per Ordinary Share	$0.76
Adjusted EBITDA(1)	$232,030

(1)  For definitions and reconciliations of non-GAAP measures, please refer to the exhibit to this press release.

Third Quarter 2024 Dividends

On October 30, 2024, the Company’s Board of Directors (the “Board”) declared a cash dividend on our ordinary shares of $0.30 per share for the quarter ended September 30, 2024, payable on November 25, 2024 to the holders of record on November 14, 2024.

Additionally, on October 30, 2024, the Board declared cash dividends on its Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares (“Series B Preferred Shares”), Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares (“Series C Preferred Shares”) and Fixed-Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares (“Series D Preferred Shares”) of $0.50000, $0.51563 and $0.59375 per share, respectively, for the quarter ended September 30, 2024, payable on December 16, 2024 to the holders of record on December 2, 2024.

Business Highlights

•	FTAI reports over $100 million Adjusted EBITDA in Aerospace Products(1).

(1)	This is a Non-GAAP measure. See Reconciliation of Non-GAAP Measures section in Appendix for a reconciliation to the most comparable GAAP measure.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Center section of the Company’s website, https://www.ftaiaviation.com, and the Company’s Quarterly Report on Form 10-Q, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

In addition, management will host a conference call on Thursday, October 31, 2024, at 9:00 A.M. Eastern Time. The conference call may be accessed by registering via the following link https://register.vevent.com/register/BI913234e28b444fe8bfdec58056b9ad40. Once registered, participants will receive a dial-in and unique pin to access the call.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at https://www.ftaiaviation.com/. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A replay of the conference call will be available after 11:30 A.M. on Thursday, October 31, 2024 through 11:30 A.M. on Thursday, November 7, 2024 on https://ir.ftaiaviation.com/news-events/presentations/.

The information contained on, or accessible through, any websites included in this press release is not incorporated by reference into, and should not be considered a part of, this press release.

About FTAI Aviation Ltd.

FTAI owns and maintains commercial jet engines with a focus on CFM56 and V2500 engines. FTAI’s propriety portfolio of products, including the Module Factory and a joint venture to manufacture engine PMA, enables it to provide cost savings and flexibility to our airline, lessor, and maintenance, repair, and operations customer base. Additionally, FTAI owns and leases jet aircraft which often facilitates the acquisition of engines at attractive prices. FTAI invests in aviation assets and aerospace products that generate strong and stable cash flows with the potential for earnings growth and asset appreciation.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftaiaviation.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
FTAI Aviation Ltd.
(646) 734-9414
aandreini@fortress.com

Exhibit - Financial Statements

FTAI AVIATION LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Lease income	$65,450	$45,622	$189,365	$161,141
Maintenance revenue	59,917	63,925	156,894	141,131
Asset sales revenue	34,953	61,400	145,993	246,927
Aerospace products revenue	303,469	118,675	737,726	296,513
Other revenue	2,005	1,474	6,104	12,447
Total revenues	465,794	291,096	1,236,082	858,159

Expenses
Cost of sales	219,496	116,707	568,157	366,909
Operating expenses	26,858	33,887	81,274	81,218
General and administrative	4,045	3,015	10,697	10,270
Acquisition and transaction expenses	9,341	4,261	23,539	10,195
Management fees and incentive allocation to affiliate	—	4,577	8,449	13,137
Internalization fee to affiliate	—	—	300,000	—
Depreciation and amortization	56,775	43,959	163,386	123,399
Asset impairment	—	—	962	1,220
Interest expense	57,937	40,185	160,840	117,976
Total expenses	374,452	246,591	1,317,304	724,324

Other income (expense)
Equity in (losses) earnings of unconsolidated entities	(438)	46	(1,799)	(1,669)
Loss on extinguishment of debt	—	—	(13,920)	—
Other income	2,909	461	3,045	877
Total other income (expense)	2,471	507	(12,674)	(792)
Income (loss) before income taxes	93,813	45,012	(93,896)	133,043
Provision for (benefit from) income taxes	7,331	3,705	(130)	7,586
Net income (loss)	86,482	41,307	(93,766)	125,457
Less: Dividends on preferred shares	8,335	8,334	25,005	23,460
Net income (loss) attributable to shareholders	$78,147	$32,973	$(118,771)	$101,997

Earnings (loss) per share:
Basic	$0.76	$0.33	$(1.17)	$1.02
Diluted	$0.76	$0.33	$(1.17)	$1.02

Weighted average shares outstanding:
Basic	102,380,659	99,927,594	101,199,356	99,796,736
Diluted	103,395,348	100,482,309	101,199,356	100,269,203

FTAI AVIATION LTD.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share and per share data)

	(Unaudited)
	September 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$111,888	$90,756
Restricted cash	150	150
Accounts receivable, net	166,338	115,156
Leasing equipment, net	2,066,337	2,032,413
Property, plant, and equipment, net	103,605	45,175
Investments	19,448	22,722
Intangible assets, net	38,001	50,590
Assets held for sale	119,012	—
Goodwill	31,533	4,630
Inventory, net	490,997	316,637
Other assets	591,601	286,456
Total assets	$3,738,910	$2,964,685

Liabilities
Accounts payable and accrued liabilities	$196,660	$112,907
Debt, net	3,218,343	2,517,343
Maintenance deposits	75,606	65,387
Security deposits	42,863	41,065
Other liabilities	86,906	52,100
Total liabilities	$3,620,378	$2,788,802

Commitments and contingencies

Equity
Ordinary shares ($0.01 par value per share; 2,000,000,000 shares authorized; 102,549,679 and 100,245,905 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively)	$1,025	$1,002
Preferred shares ($0.01 par value per share; 200,000,000 shares authorized; 15,920,000 and 15,920,000 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively)	159	159
Additional paid in capital	292,899	255,973
Accumulated deficit	(175,551)	(81,785)
Shareholders' equity	118,532	175,349
Non-controlling interest in equity of consolidated subsidiaries	—	534
Total equity	118,532	175,883
Total liabilities and equity	$3,738,910	$2,964,685

Key Performance Measures

The Chief Operating Decision Maker (“CODM”) utilizes Adjusted EBITDA as our key performance measure.

Adjusted EBITDA provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted EBITDA is defined as net income (loss) attributable to shareholders from continuing operations, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, dividends on preferred shares, and interest expense, internalization fee to affiliate, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of net income (loss) attributable to shareholders to Adjusted EBITDA for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands)	2024	2023	Change	2024	2023	Change
Net income (loss) attributable to shareholders	$78,147	$32,973	$45,174	$(118,771)	$101,997	$(220,768)
Add: Provision for (benefit from) income taxes	7,331	3,705	3,626	(130)	7,586	(7,716)
Add: Equity-based compensation expense	1,430	510	920	2,578	1,128	1,450
Add: Acquisition and transaction expenses	9,341	4,261	5,080	23,539	10,195	13,344
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	—	13,920	—	13,920
Add: Changes in fair value of non-hedge derivative instruments	—	—	—	—	—	—
Add: Asset impairment charges	—	—	—	962	1,220	(258)
Add: Incentive allocations	—	4,274	(4,274)	7,456	12,540	(5,084)
Add: Depreciation and amortization expense (1)	69,453	59,380	10,073	194,384	157,084	37,300
Add: Interest expense and dividends on preferred shares	66,272	48,519	17,753	185,845	141,436	44,409
Add: Internalization fee to affiliate	—	—	—	300,000	—	300,000
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (2)	(382)	642	(1,024)	(1,547)	96	(1,643)
Less: Equity in losses (earnings) of unconsolidated entities	438	(46)	484	1,799	1,669	130
Less: Non-controlling share of Adjusted EBITDA	—	—	—	—	—	—
Adjusted EBITDA (non-GAAP)	$232,030	$154,218	$77,812	$610,035	$434,951	$175,084

(1)
Includes the following items for the three months ended September 30, 2024 and 2023: (i) depreciation and amortization expense of $56,775 and $43,959, (ii) lease intangible amortization of $3,720 and $3,726 and (iii) amortization for lease incentives of $8,958 and $11,695, respectively. Includes the following items for the nine months ended September 30, 2024 and 2023: (i) depreciation and amortization expense of $163,386 and $123,399, (ii) lease intangible amortization of $11,482 and $11,325 and (iii) amortization for lease incentives of $19,516 and $22,360, respectively.

(2)
Includes the following items for the three months ended September 30, 2024 and 2023: (i) net (loss) income of $(438) and $46, (ii) depreciation and amortization expense of $56 and $367, and (iii) acquisition and transaction expenses of $0 and $229, respectively. Includes the following items for the nine months ended September 30, 2024 and 2023: (i) net loss of $1,799 and $1,669, (ii) depreciation and amortization expense of $252 and $1,202, and (iii) acquisition and transaction expenses of $0 and $563, respectively.